Exhibit 2.1

AGREEMENT OF MERGER BETWEEN KAIROS PHARMA, LTD. AND ACTCELL BIOPHARMA, INC.	FILED Secretary of State State of California NOV 13 2019

This Agreement of Merger (this “Agreement of Merger”) is entered into as of November 13, 2019, between Kairos Pharma, Ltd., a California corporation (“Surviving Corporation”), and AcTcell Biopharma, Inc., a California corporation (“Merging Corporation”).

RECITALS

A.	The boards of directors of Surviving Corporation and Merging Corporation deem it advisable and in their mutual best interests and in the best interests of the shareholders of the respective entities, that parties consummate a statutory merger of Merging Corporation with and into Surviving Corporation with Surviving Corporation continuing as the surviving Corporation (the “Merger”).

B.	The boards of directors of each of Surviving Corporation and Merging Corporation and the shareholders of each of Surviving Corporation and Merging Corporation have approved the Merger and this Agreement of Merger.

AGREEMENTS

The parties hereto hereby agree as follows:

1. The Merger. Subject to the terms of this Agreement of Merger and in accordance with the applicable provisions of the Corporations Code of the State of California (the “CCC”), Merging Corporation shall be merged with and into Surviving Corporation and Surviving Corporation shall continue as the surviving corporation. The name of the Surviving Corporation shall be “Kairos Pharma, Ltd.”.

2. Effective Time. The Merger shall become effective on such date (the “Effective Time”) as this Agreement of Merger and the officers’ certificates of Surviving Corporation and Merging Corporation attached hereto are filed with the Secretary of State of the State of California pursuant to Section 1103 of the CCC.

3. Conversion of Capital Stock of Constituent Corporations.

(a) Merging Corporation Common Stock. At the Effective Time, all outstanding shares of common stock of Merging Corporation (“Merging Corporation Common Stock”) that are issued and outstanding immediately prior to the Effective Time shall be converted into 5,045,000 validly issued, fully paid and nonassessable shares of common stock of Surviving Corporation on a proportionate basis.

(b) Surviving Corporation Capital Stock. The outstanding shares of common stock of Surviving Corporation (“Surviving Corporation Common Stock”) shall remain outstanding and are not affected by the Merger.

4. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided under the applicable provisions of the CCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Surviving Corporation and Merging Corporation shall vest in the Surviving Corporation, and all debts, liabilities and duties of Surviving Corporation and Merging Corporation shall become debts, liabilities and duties of the Surviving Corporation.

5. Articles of Incorporation; Bylaws; Directors and Officers of Surviving Corporation. As of and after the Effective Time:

(a) The articles of incorporation of the Surviving Corporation immediately prior to the Merger shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the CCC.

(b) The bylaws of the Surviving Corporation immediately prior to the Merger shall continue to be the bylaws of the Surviving Corporation after the effective date of the Merger until such time as amended in accordance with such bylaws and the articles of incorporation of the Surviving Corporation.

(c) The officers of Surviving Corporation immediately prior to the Effective Time shall be appointed as the officers of the Surviving Corporation immediately after the Effective Time until their respective successors are duly appointed.

(d) The members of the board of directors of Surviving Corporation immediately prior to the Effective Time shall be appointed as the members of the board of directors of the Surviving Corporation immediately after the Effective Time until their respective successors are duly elected or appointed and qualified.

6. Miscellaneous.

(a) This Agreement of Merger may be terminated prior to the Effective Time by the mutual consent of the Boards of Directors of Surviving Corporation and Merging Corporation.

(b) In the event of the termination of this Agreement of Merger prior to the Effective Time as provided above, this Agreement of Merger shall forthwith become void and there shall be no liability on the part of Surviving Corporation and Merging Corporation or their respective officers or directors.

(c) This Agreement of Merger may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

(d) After the Effective Time, the Surviving Corporation and its officers and directors may execute and deliver such deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to Surviving Corporation’s and Merging Corporation’s property and rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement of Merger in the name of Surviving Corporation and Merging Corporation or otherwise.

(e) This Agreement of Merger will be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed wholly within the State of California without regard to principles of conflicts of laws.

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IN WITNESS WHEREOF, the parties have executed this Agreement of Merger as of the date first written above.

KAIROS PHARMA, LTD.

By:	/s/ John Yu
Name:	John Yu
Title:	President and Secretary

ACTCELL BIOPHARMA, INC.

By:	/s/ John Yu
Name:	John Yu
Title:	President and Secretary

[SIGNATURE PAGE TO AGREEMENT OF MERGER]

OFFICERS’ CERTIFICATE

OF

ACTCELL BIOPHARMA, INC.

The undersigned, John Yu, President and Secretary of AcTcell Biopharma, Inc., a corporation duly organized and existing under the laws of the State of California (the “Corporation”), hereby certifies that:

1. He is the duly elected or appointed, acting and qualified President and Secretary of the Corporation.

2. The principal terms of the Agreement of Merger in the form attached were duly approved by the board of directors and by the shareholders of the corporation by a vote that equaled or exceeded the vote required.

3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4. There is only one class of shares and the number of shares outstanding entitled to vote on the merger is 300 shares.

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The undersigned further declares under penalty of perjury under the laws of the State of California that to his own knowledge, the matters set forth in this certificate are true and correct.

By:	/s/ John Yu
John Yu
President and Secretary

Dated:	November 13, 2019

OFFICERS’ CERTIFICATE

OF

KAIROS PHARMA, LTD.

The undersigned, John Yu, President and Secretary of Kairos Pharma, Ltd., a corporation duly organized and existing under the laws of the State of California (the “Corporation”), hereby certifies that:

1. He is the duly elected or appointed, acting and qualified President and Secretary of the Corporation.

2. The principal terms of the Agreement of Merger in the form attached were duly approved by the board of directors and by the shareholders of the corporation by a vote that equaled or exceeded the vote required.

3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4. There is only one class of shares and the number of shares outstanding entitled to vote on the merger is 2,325,000 shares.

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The undersigned further declares under penalty of perjury under the laws of the State of California that to his own knowledge, the matters set forth in this certificate are true and correct.

By:	/s/ John Yu
John Yu
President and Secretary

Dated:	November 13, 2019

[SIGNATURE PAGE TO MERGER SUB OFFICERS’ CERTIFICATE]